                               POWERS OF ATTORNEY

                                  EXHIBIT 24.1

     We, the undersigned, members of the Board of Directors of All American Food Group, Inc. (the "Company"), hereby constitute and appoint Andrew Thorburn as our true and lawful attorney-in-fact and agent, with full power of substitution, as attorney-in-fact and agent for the undersigned. Andrew Thorburn, as attorney-in-fact and agent may act for the undersigned, for and in our stead, in any and all capacities, to sign on our behalf any and all Registration Statements on Form S-8 with respect to common stock issued or to be issued under the All American Food Group Amended and Restated Omnibus Stock Plan and 1997 Consultant Stock Plan, and to execute any amendments thereto (including post-effective amendments) or certificates that may be required in connection with such registration statements, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, with the full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratify and confirm all that Andrew Thorburn, as attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Dated: April 14, 1997

/s/ Chris Decker
CHRIS DECKER

/s/ John Chitvanni
JOHN CHITVANNI

/s/ Anthony Foster
ANTHONY FOSTER